Exhibit 10.13

Tenth Amended and Restated Rent Supplement

(CREZ Lease)

February 22, 2017

This Tenth Amended and Restated Rent Supplement (this “Tenth Amended Supplement”) between Sharyland Distribution & Transmission Services, L.L.C. (“Lessor”) and Sharyland Utilities, L.P. (“Lessee”) is executed and delivered on February 22, 2017, to memorialize supplements to the CREZ Lease (as defined below), effective as of January 1, 2017.  Capitalized terms used herein that are not otherwise defined will have the meanings assigned to them in the CREZ Lease.

WHEREAS, Lessor and Lessee are Parties to a Third Amended and Restated Lease Agreement (CREZ Assets) dated as of December 4, 2015 (as amended from time to time in accordance with its terms, the “CREZ Lease”);

WHEREAS, on December 31, 2016, the Parties executed a Ninth Amended and Restated Rent Supplement (CREZ Lease) effective as of January 1, 2017 (the “Ninth Amended Supplement”);

WHEREAS, the Incremental CapEx for 2016 was different than expected by the Ninth Amended Supplement and the Parties wish to effect a Rent Validation (as set forth in Section 3.2(c) of the CREZ Lease) and to amend and restate the Ninth Amended Supplement to memorialize the effect of such difference; and

WHEREAS, as a result of this Rent Validation, a one-time payment set forth below is owed by Lessor and will be paid within 30 days after execution hereof.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree to the following:

1.The Ninth Amended Supplement is hereby amended and restated in its entirety as set forth below.

2.The CREZ Lease, except as supplemented by this Tenth Amended Supplement, shall remain in full force and effect.

Incremental CapEx:	2013	$466,424,280
	2014	$198,982,000
	2015	$ 3,493,096
	2016 2017	$ 3,906,367* $ 49,475,943**

* Represents the “validated” aggregate amount of 2016 Incremental CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the CREZ Lease, and, as part of this Rent Validation, the Parties have restated the aggregate amount of 2016 Incremental CapEx placed in-service, consisting of (i) the amount of 2016 Incremental CapEx placed in service as of the balance sheet date reflected in Lessee’s first 2016 Regulatory Order (“First 2016 CapEx”); (ii) the amount of 2016 Incremental CapEx placed in service as of the balance sheet date reflected in Lessee’s second 2016 Regulatory Order (“Second 2016 CapEx”); and (iii) the amount of 2016 Incremental CapEx placed in service throughout the remainder of 2016 (“2016 Stub-Year CapEx”), together with the  weighted average in-service dates of 2016 Incremental CapEx and the effective dates for the first and second 2016 Regulatory Orders. A “Regulatory Order” is defined as either (i) the PUCT’s approval of Lessee’s application for updated wholesale transmission rates or (ii) final resolution or settlement of a rate case applicable to Lessee’s

CREZ LEASE

transmission rates. The aggregate amount of 2016 Incremental CapEx has been restated to $3,906,367, with a weighted average in-service date of November 1, 2016.   The aggregate amount of estimated 2016 Incremental CapEx included in the Ninth Amended Supplement was $5,244,389, with a weighted average in-service date of October 1, 2016.  The Parties placed in service an aggregate of $(905,376) of First 2016 CapEx, which was included in the first 2016 Regulatory Order that became effective on June 13, 2016; an aggregate of $(40,013) of Second 2016 CapEx, which was included in the second 2016 Regulatory Order that became effective on September 22, 2016; and an aggregate of $4,851,755 of 2016 Stub-Year CapEx, which has not yet been included in a Regulatory Order. The amount of First 2016 CapEx included in the Ninth Amended Supplement was $0, the amount of Second 2016 CapEx included in the Ninth Amended Supplement was $2,052,263 and the amount of 2016 Stub-Year CapEx included in the Ninth Amended Supplement was $3,192,126. As set forth in the Ninth Amended Supplement, the Parties expected the first 2016 Regulatory Order to be effective on June 1, 2016, the second 2016 Regulatory Order to be effective on October 1, 2016, and the first 2017 Regulatory Order to be effective on March 1, 2017.

** Represents the aggregate amount of Incremental CapEx the Parties expect to be placed in service in 2017. Rent supplements with respect to this Incremental CapEx were agreed to and memorialized as part of the Ninth Amended Supplement. Of the 2017 Incremental CapEx, $0 is expected to be in service as of the balance sheet date reflected in Lessee’s first 2017 Regulatory Order (“First 2017 CapEx”), an aggregate of $49,475,943 is expected to be in service as of the balance sheet date reflected in Lessee’s second 2017 Regulatory Order (“Second 2017 CapEx”), and $0 is expected to be placed in service throughout the remainder of 2017 (“2017 Stub-Year CapEx”) and to be included in the first 2018 Regulatory Order.  The Parties expect the First 2017 CapEx, Second 2017 CapEx, and 2017 Stub-Year CapEx, collectively, to have a weighted average in-service date of July 1, 2017.  The Parties expect the first 2017 Regulatory Order to be effective on May 1, 2017, the second 2017 Regulatory Order to be effective on March 1, 2018, and the first 2018 Regulatory Order to be effective on June 1, 2018.  The Parties agree that any Rent Validation (within the meaning of the CREZ Lease) with respect to First 2017 CapEx, Second 2017 CapEx, or 2017 Stub-Year CapEx will use the actual effective dates of the applicable Regulatory Order (to the extent known), but will otherwise be determined in accordance with Section 3.2(c) of the CREZ Lease.

Lessee CapEx:	2013	$0
	2014	$0
	2015	$0
	2016 2017	$0 $0

Base Rent:	2013	$21,758,233
	2014	$67,335,947
	2015	$68,524,342
	2016	$66,118,564#
	2017	$63,860,303##
	2018	$65,619,093###
	2019	$64,095,731
	2020	$61,771,840

# Represents the “validated” amount of 2016 Base Rent, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the CREZ Lease and, as part of this Rent Validation, the amount of 2016 Base Rent has been restated.  The amount of 2016 Base Rent included in the Ninth Amended Supplement was $66,210,646, comprised of 2016 Base Rent payments of (i) $5,514,292 on the 15th day of each month beginning on March 15, 2016 through August 15, 2016 (with respect to January 2016 through June 2016); (ii) $5,514,292 on the 15th day of each month beginning on September 15, 2016 through December 15, 2016 (with respect to July 2016 through October 2016), with the increase in monthly Base Rent reflecting

CREZ LEASE

First 2016 CapEx and commencing July 1, 2016, which was 30 days after the expected approval of Lessee’s first 2016 Regulatory Order; and (iii) $5,533,861 on each of January 15, 2017 and February 15, 2017 (with respect to November 2016 and December 2016), with the increase in monthly Base Rent reflecting Second 2016 CapEx and commencing November 1, 2016, which was 30 days after the expected approval of Lessee’s second 2016 Regulatory Order.  The first 2016 Regulatory Order and the second 2016 Regulatory Order were effective June 13, 2016, and September 22, 2016, respectively.  Lessor owes Lessee $92,081 (the difference between the amount set forth as Base Rent above and the aggregate amount of monthly Base Rent set forth in this footnote), in validated Base Rent, and will make the validation payment set forth under “Validation Payment” below within 30 days of the date hereof.

## Lessee will make a monthly 2017 Base Rent payment of $5,321,692 on the 15th day of each month beginning on March 15, 2017 through June 15, 2017 (with respect to January 2017 through April 2017).  Lessee will then make a 2017 Base Rent payment of $5,321,692 on the 15th day of each month beginning on July 15, 2017 through February 15, 2018 (with respect to May 2017 through December 2017), with the increase in monthly Base Rent reflecting 2016 Stub Year CapEx and commencing May 1, 2017, which is the expected date of the approval of Lessee’s first 2017 Regulatory Order.

### Lessee will make a monthly 2018 Base Rent payment of $5,131,437 on the 15th day of each month beginning on March 15, 2018 through April 15, 2018 (with respect to January 2018 through February 2018).  Lessee will then make a monthly 2018 Base Rent payment of $5,535,622 on the 15th day of each month beginning on May 15, 2018 through July 15, 2018 (with respect to March 2018 through May 2018), with the increase in monthly Base Rent reflecting Second 2017 CapEx and commencing March 1, 2018, which is 30 days after the expected approval of Lessee’s second 2017 Regulatory Order.  Lessee will then make a 2018 Base Rent payment of $5,535,622 on the 15th day of each month beginning on August 15, 2018 through February 15, 2019 (with respect to June 2018 through December 2018), with the increase in monthly Base Rent reflecting 2017 Stub-Year CapEx and commencing June 1, 2018, which is the expected date of the approval of Lessee’s first 2018 Regulatory Order.

Percentage Rent Percentages:	2013	29.2%
	2014	31.6%
	2015	31.3%
	2016	30.3% #
	2017	29.5%
	2018	28.5%
	2019	27.7%
	2020	26.8%

# Represents the “validated” percentage applicable to 2016 Percentage Rent, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the CREZ Lease and, as part of this Rent Validation, the 2016 percentage has been restated.  The 2016 percentage included in the Ninth Amended Supplement was 30.3% (i.e., even though the percentage has not changed it has been “validated” pursuant to this Rent Validation).

Annual Percentage Rent
Breakpoints:	2013	$21,758,233
	2014	$67,335,947
	2015	$68,524,342
	2016	$66,109,550#
	2017	$63,906,713*
	2018	$65,619,093**
	2019	$64,095,731
	2020	$61,771,840

CREZ LEASE

#Represents the “validated” 2016 Annual Percentage Rent Breakpoint, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the CREZ Lease and, as part of this Rent Validation, the 2016 Annual Percentage Rent Breakpoint has been restated.  The 2016 Annual Percentage Rent Breakpoint included in the Ninth Amended Supplement was $66,230,214.

*The 2017 Annual Percentage Rent Breakpoint reflects the assumptions set forth above regarding the timing of the first 2017 Regulatory Order and the second 2017 Regulatory Order, as well as the amount of First 2017 CapEx and Second 2017 CapEx.

** The 2018 Annual Percentage Rent Breakpoint reflects the assumptions set forth above regarding the timing of the first 2017 Regulatory Order, the second 2017 Regulatory Order, and the first 2018 Regulatory Order, as well as the amount of First 2017 CapEx, Second 2017 CapEx, and 2017 Stub-Year CapEx.

Revenues Attributable to
Lessee Capex:

	2013	$0
	2014	$0
	2015	$0
	2016 2017	$0 $0

Validation Payment:  As a result of the validation described above, pursuant to Section 3.2(c) of the CREZ Lease, Lessor will pay Lessee $41,940, within 30 days following execution hereof, of which $92,081 is attributable to validated Base Rent and $(50,141) is attributable to validated Percentage Rent.

ERCOT Transmission Rate

Allocation:	between June 20 and October 17, 2013: 65.3%
between October 17, 2013 and February 25, 2014: 84.8%
between February 25, 2014 and May 1, 2014: 83.3%
between May 1, 2014 and October 3, 2014: 80.9%
between October 3, 2014 and March 31, 2015: 75.8%
between April 1, 2015 and October 31, 2015: 72.7%
between November 1, 2015 and June 13, 2016: 65.6%
between June 13, 2016 and September 22, 2016: 56.8%
between September 23, 2016 and April 30, 2017: 49.0%
between May 1, 2017 and February 28, 2018: 46.1%
starting March 1, 2018: 46.0%

Term of Rent Supplement:  Expires 12/31/20

CREZ LEASE

The Parties have executed this Tenth Amended Supplement to the CREZ Lease as of the date set forth above.

SHARYLAND UTILITIES, L.P.

By:	/s/ Greg Wilks
Name:	Greg Wilks
Title:	Chief Financial Officer

SHARYLAND DISTRIBUTION & TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Chief Financial Officer

CREZ LEASE